 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-206488
Prospectus Supplement
To the Prospectus Dated September 1, 2015
4,583,334 Shares
Common Stock

We are offering 4,583,334 shares of our common stock, par value $0.10 per share, at a public offering price of  $12.00 per share. Our common stock is traded on The New York Stock Exchange under the symbol “MSL.” On June 7, 2017, the last reported sale price of our common stock on The New York Stock Exchange was $14.10 per share.
Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-13 of this prospectus supplement and appearing in our Annual Report on Form 10-K for the period ended December 31, 2016 for a discussion of certain factors that you should consider before making your investment decision.

	Per Share	Total
Public offering price	$12.00	$55,000,008
Underwriting discount(1)	$0.660	$3,025,000
Proceeds to us, before expenses	$11.340	$51,975,008

(1)
See “Underwriting” beginning on page S-22 for disclosure regarding the underwriting discounts, expenses payable to the underwriter and proceeds to us, before expenses.

The shares of our common stock are being offered through the underwriter on a firm commitment basis. We have granted the underwriter a 30 day option to purchase up to an additional 687,500 shares of our common stock at the public offering price, less the underwriting discount.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The underwriter expects to deliver the shares of our common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 13, 2017, subject to customary closing conditions.
The date of this prospectus supplement is June 8, 2017.

PROSPECTUS SUPPLEMENT
PROSPECTUS
i

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We have not, and the underwriter has not, authorized anyone else to provide you with different or additional information. If anyone provides you with any other information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any “free writing prospectus” or any documents incorporated by reference herein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.
ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, our common stock, and other securities we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement, the accompanying prospectus and any “free writing prospectus,” together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in our common stock. Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that (i) the underwriter will not exercise its option to purchase additional shares of our common stock, and (ii) no options, warrants, stock rights or shares of common stock were issued after June 6, 2017.
This prospectus supplement includes market size, market share and industry data that we have obtained from internal company surveys, market research, publicly available information and various industry publications. The third-party sources from which we have obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that this information is accurate or complete. We have not independently verified any of the data from third-party sources nor have we verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been verified by any independent sources. Our internal company surveys are based on data we have collected over the past several years.
In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” the “Company,” “MidSouth,” and “our” refer to MidSouth Bancorp, Inc. and our subsidiaries on a combined basis. References to the “Bank” refer to MidSouth Bank, N.A., our banking subsidiary.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

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changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels;

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changes in local economic and business conditions in the markets we serve, including, without limitation, changes related to the oil and gas industries that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans;

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increases in competitive pressure in the banking and financial services industries;

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increased competition for deposits and loans which could affect compositions, rates and terms;

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our ability to successfully implement and manage our recently announced strategic initiatives;

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costs and expenses associated with our strategic initiatives and possible changes in the size and components of the expected costs and charges associated with our strategic initiatives;

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our ability to realize the anticipated benefits and cost savings from our strategic initiatives within the anticipated time frame, if at all;

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the ability of our strategic initiatives to adequately address the anticipated concerns of the Office of the Comptroller of the Currency (the “OCC”) in its current examination of us;

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the outcome of our current examination by the OCC, including the terms of any enforcement action that may result from such current examination;

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changes in the levels of prepayments received on loans and investment securities that adversely affect the yield and value of the earning assets;

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credit losses due to loan concentration, particularly our energy lending and legacy commercial real estate portfolios;

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a deviation in actual experience from the underlying assumptions used to determine and establish our allowance for loan and lease losses (“ALLL”), which could result in greater than expected loan losses;

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the adequacy of the level of our ALLL and the amount of loan loss provisions required in future periods including the impact of implementation of the new CECL (current expected credit loss) methodology and additional loan loss provisions resulting from the asset quality review currently being undertaken by us;

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future examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, impose conditions on our operations or require us to increase our allowance for loan losses or write-down assets;

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changes in the availability of funds resulting from reduced liquidity or increased costs;

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the timing and impact of future acquisitions or divestitures, the success or failure of integrating acquired operations, and the ability to capitalize on growth opportunities upon entering new markets;

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the ability to acquire, operate, and maintain effective and efficient operating systems;

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increased asset levels and changes in the composition of assets that would impact capital levels and regulatory capital ratios;

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loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels;

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legislative and regulatory changes, including the impact of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and other changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverage;

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regulations and restrictions resulting from our participation in government-sponsored programs such as the U.S. Treasury’s Small Business Lending Fund, including potential retroactive changes in such programs;

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changes in accounting principles, policies, and guidelines applicable to financial holding companies and banking;

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increases in cybersecurity risk, including potential business disruptions or financial losses; acts of war, terrorism, cyber intrusion, weather, or other catastrophic events beyond our control;

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other risks and uncertainties contained in this prospectus supplement or incorporated by reference into this prospectus supplement from the other reports and filings with the Securities and Exchange Commission, which we refer to as the SEC; and

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the ability to manage the risks involved in the foregoing.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus supplement, the accompanying prospectus and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Information by Reference.”
Overview
MidSouth Bancorp, Inc. was incorporated in 1984 under the laws of Louisiana and is a registered financial holding company under the Bank Holding Company Act of 1956. The Company is headquartered in Lafayette, Louisiana and serves as the holding company for MidSouth Bank, N.A., a national banking association, which was chartered and commenced operations in 1985. The Bank is a commercial bank with 57 offices located in Louisiana and east and central Texas with total assets of  $1.9 billion, total loans of $1.3 billion and total deposits of  $1.6 billion as of March 31, 2017. Our common stock trades on The New York Stock Exchange under the symbol “MSL.”
The Bank is community-oriented and primarily engaged in the business of offering commercial and consumer loan and deposit services to small and middle market businesses, their owners and employees, and other individuals in our markets. Deposit products and services offered by the Bank include interest-bearing and noninterest-bearing checking accounts, time deposit and money market accounts, cash management services, and electronic banking services, including remote deposit capturing services, internet banking, and debit and credit cards.
Recent Developments
Market Developments
The economy in a large portion of our market areas is heavily dependent on the oil and gas industry. Over the past several years, we have experienced sustained low oil and gas prices that has led to an increase in our classified assets. While most of our customers are not directly involved in oil and gas exploration, many of our customers provide transportation and other services and products that support oil and gas exploration and production activities and are therefore indirectly impacted by low commodity prices. In addition, these adverse developments in the oil and gas industry have had negative effects on the economies of our market areas in general, including adverse effects on commercial and residential real estate values and the general level of economic activity. The oil and gas industry, especially in Louisiana and Texas, has historically been subject to significant volatility, and these market areas have experienced a slower recovery from this current economic cycle which has adversely impacted the Bank’s customers and their ability to recover from this downturn. As of March 31, 2017, we had approximately $231.8 million in loans to borrowers in the oil and gas industry representing approximately 18.2% of our total loans outstanding as of that date, which represents a reduction of  $63.8 million of these types of loans, or 21.6%, since September 30, 2015, and we continue to make efforts to reduce our concentrations in these loans.
Regulatory Developments
The Bank is currently being examined by the Office of the Comptroller of the Currency (the “OCC”) as part of the OCC’s routine examination process. The examiners have substantially completed their field work but have not yet prepared the Report of Examination. Although we have not yet received a formal notice from the OCC, as part of that process we expect that the Bank will be placed in “troubled condition” by the OCC (as that term is defined in the OCC regulations) and, as a result, the Bank will be subject to specified restrictions on its operations as described below. While as of March 31, 2017 we were categorized as “well-capitalized” under current regulations, we expect that we will become subject to some form of formal enforcement action with the OCC based on anticipated concerns regarding the Bank’s level of classified assets, credit administration practices, ALLL methodologies and strategic planning. We have already begun the process of implementing a number of strategic initiatives to address these anticipated concerns as described in more detail below. We intend to cooperate fully with the OCC to address these matters and any other regulatory concerns.

Among others, the following restrictions generally apply to a national bank that is designated as being in troubled condition: (1) the bank must seek approval from the OCC prior to adding or replacing a member of its board of directors or employing, or promoting any existing employee as, a senior executive officer, and (2) the bank may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in the regulations. In addition to becoming subject to these restrictions, we expect that a formal enforcement action from the OCC will impose additional restrictions on our operations and our holding company may also become subject to formal or informal enforcement actions with the Board of Governors of the Federal Reserve. For additional information, see “Risk Factors — Risks Related to Our Business — We may become subject to enforcement actions that could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.”
Strategic Developments
On April 27, 2017, in response to the regulatory concerns and market challenges described above, the MidSouth Board of Directors announced a change in the senior leadership for the Company and the Bank, as part of strategic initiatives to address these challenges and to improve the performance and overall condition of the Company and the Bank. Our strategic initiatives include significant operational and business initiatives designed to restructure certain areas of the Company and the Bank as part of an overall plan to address the regulatory concerns and market challenges noted above and to position us for profitable long-term growth.
We believe that with the funds received from the offering, as well as any additional capital that we may obtain from other capital enhancement strategies that are part of our strategic initiatives, we will have the flexibility necessary to address our nonperforming assets in the near term and also be well positioned to capitalize on the significant business opportunities that we believe will become available as the economic environment in which we operate begins to improve. Details regarding our strategic initiatives are discussed below.
Management Transition.   We recently made significant changes in our senior leadership in an effort to build a stronger and deeper management team that is more appropriate for an institution of our size, including the replacement of our President and Chief Executive Officer on April 26, 2017. As a result of this transition, we are implementing a new and more focused corporate culture at MidSouth with an emphasis on risk management while improving growth and performance. Many of our recent hires have experience with larger financial institutions and bring significant compliance and regulatory expertise to our institution. The following individuals were recently designated as executive officers of the Company and the Bank and were appointed to the following positions on May 24, 2017:
James R. McLemore, age 57, was appointed as our President and Chief Executive Officer. Mr. McLemore has 31 years of banking experience and previously had been serving as our Interim President and Chief Executive Officer since April 2017 and our Chief Financial Officer since July 2009. Mr. McLemore was also appointed as a Class II member of the Board of Directors of MidSouth on June 5, 2017.
Kade Peterson, age 52, has been our Chief Information Officer since April 2017 and also assumed additional responsibilities as our Senior Executive Vice President and Chief Operating Officer. Mr. Peterson has 33 years of banking experience, including having served as Executive Vice President — Chief Operating Officer of USAmeriBank, Executive Vice President — Operations and Technology Executive for Sterling Bank in Spokane, Washington, and in various roles with Zions Bancorporation.
Jeff Blum, age 48, was appointed as our Senior Executive Vice President and newly appointed Chief Lending Officer, having previously served as our Chief Credit Officer since August 2014. Mr. Blum has 23 years of banking experience, including production roles with Whitney Bank as the market executive in Morgan City/Houma area with specific expertise in the energy sector.
Erin DeWitt, age 38, was appointed as our Senior Executive Vice President and Chief Risk Officer and has assumed additional oversight of our credit functions. Ms. Dewitt, who joined us in April 2017, has 17 years of banking experience, including having served as Chief Risk Officer for Scottrade Financial Services and various risk related roles with Capital One. Ms. DeWitt was also an examiner with the Federal Reserve System from 2000 – 2004.

Lorraine Miller, age 53, was appointed as our Executive Vice President and Chief Financial Officer, having previously served as our Senior Vice President, Director of Mergers and Acquisitions since February 2010 and Treasurer since January 2013. Prior to joining the Company, Ms. Miller served as Senior Vice President in Finance and Investor Relations roles with Security Bank Corporation and WestPoint Home and as a Senior Equity Research Analyst at SunTrust Equitable Securities and The Robinson-Humphrey Company, Inc. over a span of 23 years.
Clay Abington, age 50, was appointed as our Executive Vice President Corporate Efficiency and will oversee human resources as well. Mr. Abington previously served as our Senior Vice President Business Process Manager since December 2012 and has 17 years of banking experience, including roles with PSB Financial, Inc. where he was Senior Vice President and Chief Risk Officer.
Our management team is complemented by a dedicated board of directors with extensive local knowledge and a wide range of experience including automobile, agriculture, business, banking, construction, real estate and management. We believe that our officers’ and directors’ experience and local market knowledge are valuable assets and will enable them to guide us successfully in the future.
Asset Quality Review.   Our asset quality remains a concern as our classified assets to capital ratio was approximately 75% as of March 31, 2017 compared to approximately 48% as of March 31, 2016, with such ratio being calculated as our total classified assets divided by the sum of our risk-based capital and ALLL at the Bank level. We continue to emphasize and improve our processes surrounding the projecting and provisioning of loan losses. In anticipation of concerns from the OCC, we are implementing new credit policies and procedures to better ensure that classified assets are scheduled for a timely valuation for impairment purposes. These new practices are expected to be implemented for our June 30, 2017 ALLL calculation. In addition to our established procedures, we have conducted several portfolio stress tests and loan reviews to help us better project and provision for any future loan losses in our loan portfolio. These assessments include:
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Internal Loan Review — The Company recently conducted an extensive internal review of its large loan portfolio. The review forecasted the potential credit impairment losses for each large loan and projected potential impairment losses for the remainder of the loan portfolio by applying additional loss rates.

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Third Party Loan Review — In addition to the internal stress testing and internal loan review described above, the Company engaged an external loan review consultant to review a substantial portion of the Bank’s loan portfolio. The loan review provided estimates of expected loan losses under the most likely and downside case scenarios for both our commercial portfolio and our Residential/HELOC portfolio. Over 50% of the Bank’s outstanding commercial loan balances were reviewed as part of this external loan review, with a particular emphasis placed on the Bank’s larger loans and other criticized loans. The loan review covered approximately 80% of the Bank’s classified assets.

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Provisioning — Management has utilized the information from the loan reviews described above to project the potential increase in the provision for our loan loss allowance which may become necessary in future periods. We also considered these reviews, among other things, when determining the adequacy of our ALLL and expect to add to our ALLL in upcoming periods. As part of this process, we expect that total provisions to our ALLL in the second quarter of 2017 will range between $7.0 million and $12.0 million, compared to $2.8 million in the first quarter of 2017, for a resulting total ALLL of  $28.2 to $32.8 million, or approximately 2.2% – 2.6% of total loans. We estimate that the second quarter provision will be comprised of a $3.3 – $3.8 million normalized provision, a $1.5 – $3.0 million provision for changes to qualitative factors, and $2.2 – $5.2 million of additional provision as a result of potential impairments arising out of the loan review. These estimates are based on our current assumptions of our credit quality and economic conditions in our markets in future periods and the actual provisions to our allowance in future periods, including the second quarter of 2017, could be higher than these estimates.

It is important to note that, in estimating our future provisioning, we have not relied on any singular methodology to estimate potential losses inherent in our loan portfolio, and we believe that each of the analyses produced conclusions that are consistent with management’s assessment of the portfolio. In addition, any of our internal ratings are subject to review by regulators and they may require additional provisions or charge-offs.
Review of Branch Operations.   Management recently performed a comprehensive review of the Bank’s branch network using industry benchmarks. The comprehensive review led to the development of strategies to maximize our market coverage and optimize branch profitability and efficiency that we are in the process of implementing which may include the divestiture or closure of certain branch locations.
We intend to continue to take advantage of strategic opportunities in our marketplace to grow our core businesses. We expect that the continued consolidation of the banking industry and the customer disruption caused by larger regional bank mergers will provide opportunities to improve our operations and increase our market share in the future. We will also continue to evaluate the profitability of our existing branch network which could result in a reallocation of investment to more profitable branches and expense reductions in less profitable locations.
Redemption of SBLF.   Subject to receipt of required regulatory approvals, the Company intends to use a portion of the net proceeds from this offering to redeem all of the $32.0 million of SBLF Preferred Stock (see “Use of Proceeds”). Assuming full redemption of the SBLF Preferred Stock, annual savings will total approximately $2.9 million in the aggregate due to the elimination of the current 9% dividend.
Expense Reduction and Capital Preservation.   In addition to the branch strategy outlined above, the Company is taking an aggressive approach to expense reduction and other capital preservation methods. The expense reduction initiative was developed with input from the entire management team across all areas of the Bank. Our steps to fine tune our franchise for performance and expense reduction include:
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Optimizing our branch structure.

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Cost savings in lines of business products and noninterest expenses.

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Attrition and Staffing.

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Improve and mature processes.

These steps, along with other expense reduction measures, are expected to generate an increase of approximately $1.3 million in net earnings on an annualized basis in addition to the expected annual benefit to retained earnings of  $2.9 million from the redemption of the SBLF Preferred Stock. Management remains active at exploring on-going cost reduction opportunities. Management intends to use some portion of these cost savings to reinvest into the business. These cost savings and earnings estimates are based on our current assumptions and actual cost savings and earnings could be significantly lower than these estimates.
In addition, our Board of Directors intends to reduce our quarterly cash dividend on our common stock to $0.01 per share beginning in the third quarter of 2017 as part of these capital preservation initiatives, although the amount and timing of any future dividend payments will be subject to approval of our Board of Directors. For additional information, see “Market for Common Stock and Our Dividend Policy” on page S-20.
Enhancing Risk Management Infrastructure.   We anticipate regulatory concerns regarding our limited credit personnel and infrastructure and our control environment within the loan operations functions. One of our top priorities is to continue to build a robust enterprise risk management infrastructure not only to address these anticipated regulatory concerns, but also to more effectively manage our enterprise risk. We believe effective risk management requires a culture of risk management and governance throughout the Company. As part of the recent management changes, a Chief Lending Officer position has been established to ensure proper oversight of the lending function. Loan officer incentive compensation is being reviewed to ensure that account officers are proactive regarding risk identification within their portfolios. In addition, the credit function has been reorganized under the Chief Risk Officer to strengthen independence by establishing direct reporting to the Bank’s Board of Directors. We are also in the process of filling additional positions in this area to further supplement the credit function. We have also appointed a new Chief Credit Officer of the Bank, Dwayne Myrick, who has over 25 years of banking experience.
Strategic Planning.   Our Board of Directors is committed to this new strategic direction and is in the process of developing a more comprehensive strategic plan to address the Bank’s overall risk profile, earnings performance, level of nonperforming assets, and specific product line development and market segment growth. Our Board of Directors has committed to review the status of the strategic plan quarterly to measure the performance of both management and the institution.
Strong Foundation for Long-Term Profitability
We believe that the following business strengths provide us with a strong foundation that when coupled with the successful implementation of our strategic initiatives will position us for profitable long-term growth and drive long-term shareholder value.
Strong Core Deposit Base.   Our low cost core deposit base provides a stable source of funding for us to continue our growth strategy. We believe our traditional Louisiana and Texas markets provide historically stable sources of funding and will become greater sources of funding as interest rates increase and core deposits become more difficult and more expensive to attract, especially in more competitive markets. As of March 31, 2017, our non-interest bearing deposits were 27% of our total deposits. Among our interest-bearing deposits, 32% were in less volatile money market and savings accounts. We believe that our substantial base of low cost core deposits constitutes a more stable funding base compared to a wholesale funding strategy.
Located in Resilient Markets with Growth Opportunities.   The combination of our deep community roots, our focus on relationship banking and our strong sense of employee loyalty and philanthropy has driven brand reputation, customer retention and our consistently increasing deposit market share position in the historically resilient Louisiana and Texas markets. We believe we are well positioned across our footprint as a result and that each of our markets offers unique growth opportunities to enhance our operations including opportunities for continued loan growth due to our expertise in energy lending. Our Louisiana footprint combines steady growth, economic diversity and attractive deposit characteristics, while Texas’ size, growth profile and thriving economy offer significant opportunities to build new commercial relationships to supplement and complement our well-established Louisiana presence. We expect to continue to take advantage of the strong reputation and relationships that have been forged by our management team and our employees in the Louisiana and Texas markets, while leveraging our reputation to expand our market share in contiguous markets.
Well Capitalized.   As of March 31, 2017, we were well capitalized, with a 10.27% Tier 1 leverage ratio and a 14.40% total risk-based capital ratio, both well above the required ratios of 4.0% and 8.0%, respectively. We have avoided over-leveraging our capital position and taking off-balance sheet risks. We focus on maintaining a substantial net interest margin and on improving efficiencies to enhance net income which adds to our capital position. We believe this capital position provides a strong foundation for us that will attract additional capital and enhances our ability to grow organically because it enables the Company to continue lending and to remain focused on our customers’ needs as we address our nonperforming assets. We believe the funds received from the offering, combined with other capital enhancement strategies, will further stabilize our franchise and strengthen our capital position to provide us with flexibility to address our nonperforming assets.
Well Diversified Loan Portfolio and Healthy Net Interest Margin.   We have a highly diversified loan portfolio that has exhibited steady organic loan growth through various economic cycles. Since our inception, we strived to maintain a diversified portfolio that has allowed us to capitalize on evolving credit demand while providing an attractive hedge against significant credit exposure. As of March 31, 2017, commercial loans represented 37% of our loan portfolio, commercial real estate loans represented 36%, residential real estate loans represented 13%, construction real estate represented 8% and consumer loans represented 6%. We underwrite loans primarily based on the cash flows of the borrower, rather than just relying on collateral valuations, and focusing our lending efforts on working capital and equipment loans to small and mid-sized businesses along with owner-occupied properties. Non-owner occupied commercial real estate loans only constitute 16.1% of our loan portfolio at March 31, 2017. We also enjoy an above average net interest margin, 4.18% as of March 31, 2017, due to our diversified loan portfolio and low cost of funding. Our average yield on new loan production as of March 31, 2017 was 5.41%.
Additional Information
Our principal executive offices are located at 102 Versailles Boulevard, Lafayette, Louisiana 70501, and the telephone number is (337) 237-8343. Our website is www.midsouthbank.com. The information on our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
MidSouth Bancorp, Inc.
Shares offered
4,583,334 shares of common stock, par value $0.10 per share(1)
Offering price
$12.00 per share
Option to purchase additional
shares
We have granted the underwriter an option to purchase up to an additional 687,500 shares of common stock within 30 days of the date of this prospectus supplement.
Shares outstanding after completion of the offering
15,980,438(2)
Use of proceeds
Subject to receipt of required regulatory approvals, we intend to use approximately $32.0 million of the net proceeds of the offering to redeem all of our Series B Preferred Stock issued to the U.S. Treasury as a result of our participation in the Small Business Lending Fund (the “SBLF Preferred Stock”). We intend to use the remaining portion of the net proceeds from this offering to enhance our capital structure, to fund future organic growth, for working capital, and other general corporate purposes. See “Use of Proceeds” on page S-18.
Trading market
Our common stock is traded on The New York Stock Exchange.
Trading symbol
MSL
Dividends
We currently pay a quarterly cash dividend of  $0.09 per share of common stock. For additional information, see “Market For Common Stock and Our Dividend Policy” on page S-20 and “Risk Factors” beginning on page S-13.
Risk factors
Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-13 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

(1)
The number of shares offered assumes that the underwriter’s purchase option is not exercised. If the purchase option is exercised in full, we will issue and sell 5,270,834 shares.

(2)
The number of shares outstanding after the offering is based on 11,397,104 shares of common stock outstanding as of May 30, 2017, and excludes 687,500 shares issuable pursuant to the exercise of the underwriter’s purchase option. It also excludes an aggregate of 119,094 shares reserved for issuance under our equity compensation plans subject to outstanding awards, any remaining shares reserved for issuance pursuant to our dividend reinvestment and stock purchase plan and 104,384 shares subject to a stock purchase warrant issued in connection with our participation in U.S. Treasury’s Capital Purchase Program at an exercise price of  $14.37 per share.

SELECTED HISTORICAL FINANCIAL DATA
The following table sets forth selected historical consolidated financial data for the Company as of and for each of the five years ended December 31, 2016 (which has been derived from our audited consolidated financial statements), and as of and for the three months ended March 31, 2017 and 2016. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which have been filed with the SEC and are incorporated by reference in this prospectus supplement. Information for the three-month periods ended March 31, 2017 and 2016 is derived from unaudited interim financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three-month period ended March 31, 2017 do not necessarily indicate the results that may be expected for any future period or for the full year.
	Three Months ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
BALANCE SHEET DATA
Total assets	$1,934,939	$1,916,551	$1,943,340	$1,927,733	$1,936,740	$1,851,160	$1,851,728
Loans(1)	1,272,000	1,250,049	1,284,082	1,263,645	1,284,431	1,137,554	1,046,940
Allowance for loan losses	24,578	20,347	24,372	19,011	11,226	8,779	7,370
Deposits	1,572,944	1,558,203	1,579,430	1,550,850	1,585,234	1,518,803	1,551,904
FHLB advances and other borrowings	25,318	25,744	25,424	50,851	51,277	52,703	29,128
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167	29,384	29,384
Common equity	174,952	174,734	173,266	172,017	167,644	148,752	147,244
Series B Preferred	32,000	32,000	32,000	32,000	32,000	32,000	32,000
Series C Preferred	9,110	9,120	9,110	9,120	9,368	9,997	9,997
Shareholders’ equity	216,062	215,854	214,376	213,137	209,012	190,749	189,241
SELECTED RESULTS OF OPERATIONS DATA
Interest income	$19,351	$19,547	$79,128	$81,897	$83,487	$83,203	$61,022
Interest expense	1,465	1,420	5,690	5,581	5,807	6,539	5,840
Net interest income	18,066	18,127	73,438	76,316	77,680	76,664	55,182
Provision for loan losses	2,800	2,800	10,600	13,900	5,625	3,050	2,050
Net interest income after provision for loan losses	15,266	15,327	62,838	62,416	72,055	73,614	53,132
Noninterest income	5,044	4,744	19,008	20,321	22,960	19,319	14,944
Noninterest expenses	17,230	16,759	68,550	67,137	68,547	72,606	54,655
Income before income taxes	3,080	3,312	13,296	15,600	26,468	20,327	13,421
Income tax expense	589	963	3,857	4,583	7,358	6,151	3,779
Net earnings	2,491	2,349	9,439	11,017	19,110	14,176	9,642
Dividends on preferred stock	811	427	2,861	687	698	1,332	1,547
Net earnings available to common shareholders	1,680	1,922	6,578	10,330	18,412	12,844	8,095
PER COMMON SHARE DATA
Basic	$0.15	$0.17	$0.58	$0.91	$1.63	$1.14	$0.77
Diluted	$0.15	$0.17	$0.58	$0.90	$1.58	$1.12	$0.77
Book value	$15.37	$15.38	$15.25	$15.14	$14.78	$13.21	$13.10
Weighted average number of common shares outstanding
Basic, in thousands	11,264	11,262	11,263	11,309	11,282	11,247	10,482
Diluted, in thousands	11,282	11,262	11,263	11,821	11,901	11,861	10,524
SELECTED FINANCIAL RATIOS
Performance Ratios:
Return on average assets(6)	0.35%	0.40%	0.34%	0.53%	0.97%	0.69%	0.58%
Return on average equity(6)	3.16%	3.57%	3.02%	4.84%	9.09%	6.74%	4.88%
Return on average common equity	3.90%	4.41%	3.73%	6.00%	11.43%	8.64%	6.05%
Net interest margin, tax equivalent(2)	4.18%	4.18%	4.20%	4.34%	4.63%	4.71%	4.45%
Efficiency ratio(3)	74.56%	73.28%	74.15%	69.47%	68.11%	75.64%	77.94%

	Three Months ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Asset Quality Ratios:
Nonperforming assets to total loans(1)	4.63%	4.65%	5.07%	4.31%	1.18%	1.05%	1.71%
Nonperforming assets to total assets	3.04%	3.03%	3.35%	2.82%	0.78%	0.65%	0.97%
Net charge-offs to average total loans(7)	0.83%	0.47%	0.41%	0.47%	0.26%	0.15%	0.26%
Allowance for loan losses to nonperforming loans	42.96%	37.70%	38.78%	37.87%	103.10%	166.36%	71.82%
Allowance for loan losses to total loans	1.93%	1.63%	1.90%	1.50%	0.87%	0.77%	0.70%
Holding Company Capital Ratios:
Total risk-based capital ratio	14.40%	14.53%	14.28%	14.50%	13.73%	14.19%	14.10%
Tier 1 risk-based capital ratio	13.14%	13.28%	13.02%	13.25%	12.90%	13.47%	13.46%
Tier 1 leverage ratio	10.27%	10.17%	10.11%	10.10%	9.52%	9.35%	11.82%
Common equity tier 1 ratio(4)	8.91%	8.90%	8.81%	8.91%	8.36%	7.86%	7.44%
Common equity(5)	9.04%	9.12%	8.92%	8.92%	8.66%	8.04%	7.95%
Growth Ratios(8):
Change in assets	0.96%	(3.94)%	0.81%	(0.47)%	4.62%	(0.03)%	32.57%
Change in loans	1.76%	(4.64)%	1.62%	(1.62)%	12.91%	8.66%	40.28%
Change in deposits	0.95%	(3.58)%	1.84%	(2.17)%	4.37%	(2.13)%	33.23%
Change in net income to common shareholders	(12.59)%	45.83%	(36.32)%	(43.90)%	43.35%	58.67%	203.07%
Change in earnings per common share diluted	(11.76)%	41.67%	(35.56)%	(43.04)%	41.07%	45.45%	185.19%

Footnotes to table:
(1)
Excludes loans held for sale.

(2)
The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.

(3)
Noninterest expense divided by the sum of net interest income and noninterest income.

(4)
The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.

(5)
The common equity ratio is calculated as total equity less preferred stock divided by total assets.

(6)
Annualized based on quarterly net income.

(7)
Year to date annualized.

(8)
Ratios for periods ended March 31 are calculated based upon the twelve month periods ended March 31, 2017 and March 31, 2016, respectively.

RISK FACTORS
An investment in our common stock involves significant risks. You should consider carefully the risk factors described below and the risk factors concerning our business included in our Annual Report on Form 10-K for the period ended December 31, 2016, together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations. If any of the matters included in the following information about risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or a substantial part of your investment.
Risks Related to Our Business
We may become subject to enforcement actions that could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.
Federal and state regulators have the ability to impose substantial sanctions, restrictions and requirements on our banking and nonbanking subsidiaries if they determine, upon examination or otherwise, violations of laws, rules or regulations with which we or our subsidiaries must comply, or weaknesses or failures with respect to general standards of safety and soundness. Such enforcement may be formal or informal and can include directors’ resolutions, memoranda of understanding, consent orders, written agreements, civil money penalties and termination of deposit insurance and bank closures. Enforcement actions may be taken regardless of the capital level of the institution. In particular, institutions that are not sufficiently capitalized in accordance with regulatory standards may also face capital directives or prompt corrective action. Enforcement actions may impose restrictions on the payment of dividends or severance payments, require certain corrective steps (including staff additions or changes), impose limits on activities (such as lending, deposit taking, ability to accept brokered-deposits or branching), prescribe lending parameters (such as loan types, volumes and terms), require the disposition of certain assets and liabilities, require additional capital to be raised or expenses to be incurred or prevent us from conducting any expansionary activities, including acquisitions.
We are a bank holding company and a financial holding company under the Bank Holding Company Act. As a financial holding company, we are permitted to engage in a broader spectrum of  “financial” activities than those permitted to bank holding companies that are not financial holding companies. Under the Bank Holding Company Act and regulations of the Federal Reserve Board, a financial holding company, such as the Company, must comply with certain requirements to retain its status as a financial holding company, including among other things, a requirement that its subsidiary depository institutions remain well capitalized within the meaning of the prompt corrective action regulations, and well managed. If we were to fail to meet these requirements, we could lose our status as a financial holding company, be restricted from engaging in new financial activities or acquisitions or be required to discontinue or divest existing activities that are not generally permissible for bank holding companies.
The Bank is currently being examined by the OCC as part of the OCC’s routine examination process. The examiners have substantially completed their field work but have not yet prepared the Report of Examination. Although we have not yet received a formal notice from the OCC, as part of that process we expect that the Bank will be placed in “troubled condition” by the OCC (as that term is defined in the OCC regulations) and, as a result, the Bank will be subject to specified restrictions on operations. While as of March 31, 2017 we were categorized as “well-capitalized” under current regulations, we expect that the OCC will also enter into some form of formal enforcement action against the Bank based on anticipated concerns regarding the Bank’s level of classified assets, credit administration practices, ALLL methodologies and strategic planning. Among others, the following restrictions apply to a national bank that is designated as being in troubled condition: (1) the bank must notify the OCC 90 days before adding or replacing a member of its board of directors or employing any, or promoting any existing employee as a senior executive officer, and (2) the bank may not, except under certain circumstances, enter into any agreements to make severance or indemnification payments or make any such payments to institution-affiliated parties. In addition to becoming subject to these restrictions, we expect that a formal enforcement action from the OCC will impose additional restrictions on our operations, which may include some or all of the restrictions discussed above. Our holding company may also become subject to formal or informal enforcement actions by the Board of Governors of the Federal Reserve which could impact our ability to remain a financial holding company. The imposition of an enforcement action, regulatory sanctions, monetary penalties or being placed in troubled condition could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.
We may be unable to successfully implement and manage our recently announced strategic initiatives, which could result in the failure to achieve the anticipated cost savings and materially impair our profitability and financial condition.
We recently began the implementation of a number of strategic initiatives to address the regulatory concerns and market challenges discussed herein and to improve the overall profitability and financial condition of the Company and the Bank. There can be no assurances that these strategic initiatives will be successful in addressing these concerns and challenges, and if we are not successful in implementing and managing these strategic initiatives our profitability and financial condition could be materially impaired in future periods. The estimated cost-savings resulting from these initiatives are based on current estimates and assumptions. There can be no guarantee that these estimates or assumptions will prove to be accurate and our actual cost savings, if any, may be significantly less than these estimates. We may also incur expenses in connection with these strategic initiatives beyond our current estimates, which may result in additional losses to us and the costs of these strategic initiatives outweighing any benefits resulting therefrom. Furthermore, if these strategic initiatives do not adequately address the noted regulatory concerns, we could become subject to regulatory actions, including enforcement actions as described in the preceding risk factor.
We may be required to increase the provision for our loan loss allowance beyond current estimates, which could materially impact our financial results in future periods.
Our classified assets to capital ratio increased to approximately 75% as of March 31, 2017 from approximately 48% as of March 31, 2016. Due to this increase and anticipated regulatory concerns, we conducted an extensive review of our loan portfolio and have also began the implementation of new credit policies and procedures designed to better ensure that classified assets are scheduled for timely valuations for impairment purposes as part of our strategic initiatives. As a result, we currently expect to increase the provision for our loan loss allowance in the second quarter. The expected increase to the provision for our loan loss allowance is based on our current assumptions of our credit quality and conditions in our markets and the actual provision to our loan loss allowance in the second quarter of 2017 could be significantly higher than these estimates. Furthermore, the implementation of our new credit policies and procedures may not be successful and we may be required to significantly increase the provision to our loan loss allowance in future periods beyond the second quarter of 2017, which could materially impair our future financial results.
Loss of key officers or employees, or failure to successfully transition our management, could materially and adversely affect our business and operating results and may disrupt relationships with certain customers.
As a community bank, our business is primarily relationship-driven in that many of our key employees have extensive customer relationships. In addition, our success has been and will continue to be greatly influenced by the ability to retain existing senior management and, with expansion, to attract and retain qualified additional senior and middle management. We recently replaced our President and Chief Executive Officer and have also appointed other new executive officers. Our future success will depend, to a significant extent, on the ability of our new management team to operate effectively, both individually and as a group. We must successfully manage issues that may result from the transition of the new members of our executive management. Loss of a key employee with such customer relationships may lead to the loss of business if the customers were to follow that employee to a competitor. While we believe our relationships with our key personnel are good, we cannot guarantee that all of our key personnel will remain with our organization. Loss of such key personnel, should they enter into an employment relationship with one of our competitors, could result in the loss of some of our customers.

Risks Related to Our Common Stock and this Offering
Management and our board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.
Subject to receipt of required regulatory approvals, we intend to use approximately $32.0 million of the net proceeds of the offering to redeem all of the SBLF Preferred Stock. We intend to use the remaining portion of the net proceeds from this offering to enhance our capital structure, to fund future organic growth, for working capital, and other general corporate purposes. Other than with respect to the redemption of the SBLF Preferred Stock, we have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. If we are not able to obtained regulatory approval to redeem the SBLF Preferred Stock, or are otherwise prevented from doing so, we will use the net proceeds of the offering for other purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds on a long-term basis, and we cannot predict how long we will need to deploy the proceeds effectively. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting shareholder returns, including earnings per share, return on assets and return on equity.
Our future ability to pay dividends and repurchase stock is subject to restrictions and we may be unable to pay future dividends even if we desire to do so.
Holders of our common stock are only entitled to receive such cash dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock cash dividend in the future. This could adversely affect the market price of our common stock. Since we are a holding company with no significant assets other than the Bank, we have no material source of income other than dividends received from the Bank. Therefore, our ability to pay dividends to our shareholders will depend on the Bank’s ability to pay dividends to us. Moreover, banks and financial holding companies are both subject to certain federal and state regulatory restrictions on cash dividends. We are also restricted from paying dividends if we have deferred payments of the interest on, or an event of default has occurred with respect to, our trust preferred securities, Series B Preferred Stock or Series C Preferred Stock. Additionally, terms and conditions of our outstanding shares of preferred stock place certain restrictions and limitations on our common stock dividends and repurchases of our common stock.
The holders of our preferred stock and trust preferred securities have rights that are senior to those of shareholders and that may impact our ability to pay dividends on our common stock and net income available to our common shareholders.
At March 31, 2017, we had outstanding $22.2 million of trust preferred securities. These securities are senior to shares of common stock. As a result, we must make payments on our trust preferred securities before any dividends can be paid on our common stock. Moreover, in the event of our bankruptcy, dissolution, or liquidation, the obligations outstanding with respect to our trust preferred securities must be satisfied before any distributions can be made to our shareholders. While we have the right to defer dividends on the trust preferred securities for a period of up to five years, if any such election is made, no dividends may be paid to our common or preferred shareholders during that time.
In addition, with respect to the $32.0 million in outstanding SBLF Preferred Stock, we are required to pay cumulative dividends at an annual rate. The dividend rate was set at 1.00% beginning in the fourth quarter of 2013 due to attaining the target 10% growth rate in qualified small business loans during the second quarter of 2013. Beginning February 25, 2016, the dividend rate increased to 9% per annum. The $10.0 million in Series C Preferred Stock that was issued in connection with the acquisition of PSB Financial Corporation calls for the non-cumulative payment of dividends at an annual rate of 4.0%. Dividends paid on our Series B Preferred Stock or Series C Preferred Stock will also reduce the net income available to our common shareholders and our earnings per common share. We may not declare or pay dividends on our common stock or repurchase shares of our common stock without first having paid all accrued preferred dividends that are due.

Share ownership may be diluted by the issuance of additional shares of common stock in the future.
Our stock incentive plan provides for the granting of stock incentives to directors, officers, and employees. As of May 30, 2017, there were 251,469 shares issued under options and 58,090 shares in restricted stock granted under that plan. Likewise, approximately 119,094 shares may be issued in the future to directors, officers, and employees under our existing equity incentive plans. In addition, in 2009, as part of our participation in the U.S. Treasury’s Capital Purchase Program, we issued a stock purchase warrant that currently entitles the holder to purchase 104,384 shares of our common stock at an exercise price of $14.37 per share. It is probable that options and/or warrants will be exercised during their respective terms if the stock price exceeds the exercise price of the particular option or warrant. The incentive plan also provides that all issued options automatically and fully vest upon a change in control. If the options are exercised, share ownership will be diluted.
Additionally, share ownership of our common stock will be diluted from shares issued upon conversion of the Series C Preferred Stock issued in the PSB acquisition. As of March 31, 2017, there were 91,098 shares of Series C Preferred Stock issued and outstanding. Holders may convert the Series C Preferred Stock at any time into shares of the Company’s common stock at a conversion price of  $18.00 per share, subject to customary antidilution adjustments. In addition, on or after the fifth anniversary of the closing date, the Company will have the option to require conversion of the Series C Preferred Stock if the closing price of the Company’s common stock for 20 trading days within any period of 30 consecutive trading days, exceeds 130% of the conversion price.
In addition, our articles of incorporation authorize the issuance of up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, but do not provide for preemptive rights to the shareholders; therefore, shareholders will not automatically have the right to subscribe for additional shares. As a result, if we issue additional shares to raise additional capital or for other corporate purposes, you may be unable to maintain your pro rata ownership in the Company.
Only a limited trading market exists for our common stock, which could lead to price volatility.
Our common stock is listed for trading on the NYSE under the trading symbol “MSL,” but there is low trading volume in our common stock. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which might occur in a more active trading market of our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. In addition, even if a more active market in our common stock develops, we cannot assure you that such a market will continue.
Our directors and executive management own a significant number of shares of stock, allowing further control over business and corporate affairs.
Our directors and executive officers beneficially own approximately 2.4 million shares, or 21.45%, of our outstanding common stock as of May 30, 2017. As a result, in addition to their day-to-day management roles, they will be able to exercise significant influence on our business as shareholders, including influence over election of the Board and the authorization of other corporate actions requiring shareholder approval. In deciding on how to vote on certain proposals, our shareholders should be aware that our directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally.
Provisions of our articles of incorporation and by-laws, Louisiana law, and state and federal banking regulations could delay or prevent a takeover by a third party.
Our articles of incorporation and by-laws could delay, defer, or prevent a third party takeover, despite possible benefit to the shareholders, or otherwise adversely affect the price of our common stock. Our governing documents:
•
permit directors to be removed by shareholders only for cause and only upon an 80% vote;

•
require 80% of the voting power for shareholders to amend the by-laws, call a special meeting, or amend the articles of incorporation, in each case if the proposed action was not approved by the Board;

•
authorize a class of preferred stock that may be issued in series with terms, including voting rights, established by the Board without shareholder approval;

•
authorize approximately 30 million shares of common stock and 5 million shares of preferred stock that may be issued by the Board without shareholder approval;

•
classify our Board with staggered three year terms, preventing a change in a majority of the Board at any annual meeting;

•
require advance notice of proposed nominations for election to the Board and business to be conducted at a shareholder meeting; and

•
require 80% of the voting power for shareholders to approve business combinations not approved by the Board.

These provisions would likely preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies thus created with its own nominees. Under the classified Board provisions, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control. These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board or the chairman of the Board. Moreover, even in the absence of an attempted takeover, the provisions make it difficult for shareholders dissatisfied with the Board to effect a change in the Board’s composition, even at annual meetings.
Also, we are subject to the provisions of the Louisiana Business Corporation Law (“LBCL”), which provides that we may not engage in certain business combinations with an “interested shareholder” (generally defined as the holder of 10.0% or more of the voting shares) unless (1) the transaction was approved by the Board before the interested shareholder became an interested shareholder or (2) the transaction was approved by at least two-thirds of the outstanding voting shares not beneficially owned by the interested shareholder and 80% of the total voting power or (3) certain conditions relating to the price to be paid to the shareholders are met.
The LBCL also addresses certain transactions involving “control shares,” which are shares that would have voting power with respect to the Company within certain ranges of voting power. Control shares acquired in a control share acquisition have voting rights only to the extent granted by a resolution approved by our shareholders. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, shareholders of the issuing public corporation have dissenters’ rights as provided by the LBCL.
A shareholder’s investment is not an insured deposit.
An investment in our common stock is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Your investment in our common stock will be subject to investment risk and you may lose all or part of your investment.
Resales of shares of our common stock in the public market following this offering may cause their market price to fall.
We are issuing shares of our common stock in this offering. This issuance of these new shares of common stock could have the effect of depressing the market price for shares of our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in the offering, after underwriting discounts and estimated expenses, will be approximately $51.4 million. If the underwriter exercises its purchase option in full, we estimate that our net proceeds, after underwriting discounts and expenses, will be approximately $59.2 million. In each case, this assumes the deduction of the estimated underwriting discount as well as estimated offering expenses of  $550,000.
Subject to receipt of required regulatory approvals, we intend to use approximately $32.0 million of the net proceeds of the offering to redeem all of the SBLF Preferred Stock. We intend to use the remaining portion of the net proceeds from this offering, or all of the net proceeds from this offering, if we are unable to redeem the SBLF Preferred Stock, to enhance our capital structure, to fund future organic growth, for working capital, and other general corporate purposes.

CAPITALIZATION
The following table sets forth our unaudited consolidated capitalization as of March 31, 2017. Our capitalization is presented:
•
on an actual basis; and

•
an as adjusted basis to give effect to (i) the sale of 4,583,334 shares of common stock, based on a public offering price of  $12.00 per share, as if the offering had been completed as of March 31, 2017 (assuming the net proceeds of the offering are $51.4 million, after deducting the estimated underwriting discount as well as estimated offering expenses of  $550,000, and the underwriter’s purchase option is not exercised) and (ii) the redemption of all of the SBLF Preferred Stock utilizing a portion of the net proceeds from the offering.

The following information should be read in conjunction with our consolidated financial statements for the year ended December 31, 2016, and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the unaudited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Quarterly Report on Form 10-Q for the period ended March 31, 2017, incorporated by reference herein.
	March 31, 2017
	Actual	As Adjusted for this Offering(3)
Long-term Indebtedness(1)
Junior subordinated debentures(2)	$22,167	$22,167
Shareholders’ Equity:
Series B Preferred stock, no par value; 5,000,000 shares authorized, 32,000 shares issued and outstanding	32,000	—
Series C Preferred stock, no par value; 100,000 shares authorized, 91,098 shares issued and outstanding	9,110	9,110
Common stock, par value $0.10 per share, 30,000,000 shares authorized, 11,383,914 shares issued and outstanding (actual), and 15,967,248 shares issued and outstanding (as adjusted)	1,138	1,597
Additional paid-in capital	111,538	162,504
Unearned ESOP shares	(1,124)	(1,124)
Accumulated other comprehensive loss	(473)	(473)
Retained earnings	63,873	63,873
Total shareholders’ equity	$216,062	$235,487
Book value per common share	$15.37	$14.18
Holding Company Capital Ratios:
Total risk-based capital ratio(4)	14.40%	15.67%
Tier 1 risk-based capital ratio(4)	13.14%	14.42%
Leverage Ratio	10.27%	11.18%
Common equity Tier 1 ratio(4)	8.91%	12.36%
Common equity	9.04%	11.58%

(1)
The Company does not consider Federal Home Loan Bank advances, federal funds purchased and demand repurchase agreements to be long-term debt.

(2)
Consists of debt associated with trust preferred securities.

(3)
Includes common stock offering of 4,583,334 shares at $12.00 offering price, net of estimated offering costs of  $3.575 million.

(4)
As adjusted assumes net proceeds from the offering are invested in assets with a 20% risk-weighting.

MARKET FOR COMMON STOCK AND OUR DIVIDEND POLICY
Our common stock is listed for trading on The New York Stock Exchange under the symbol “MSL.” The table below sets forth the high and low closing prices for the common stock for each calendar quarter during 2015 and 2016, for the first quarter of 2017 and for the second quarter of 2017 through June 7, 2017.
The closing sales price for our common stock on June 7, 2017, as reported on The New York Stock Exchange, was $14.10 per share. As of April 30, 2017, the most recent date records were available, there were 961 shareholders of record. As of May 30, 2017, the most recent date records were available, there were 506,140 shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into our common stock.
The following table sets forth, for the periods indicated, the high and low sales prices per share for the common stock as reported on the New York Stock Exchange and the cash dividends paid per common share, for the periods shown.
	High	Low	Dividend Paid
2017:
Second Quarter (through June 7, 2017)	$16.60	$13.50	$	—(1)
First Quarter	15.75	13.20		0.09
2016:
Fourth Quarter	$14.50	$9.95		$0.09
Third Quarter	11.08	9.46		0.09
Second Quarter	11.13	7.37		0.09
First Quarter	9.45	6.51		0.09
2015:
Fourth Quarter	$12.03	$8.66		$0.09
Third Quarter	15.49	11.45		0.09
Second Quarter	15.78	12.94		0.09
First Quarter	17.36	13.67		0.09

(1)
MidSouth declared a cash dividend in the amount of  $0.09 per share to be paid on its common stock on July 3, 2017 to shareholders of record as of the close of business on June 15, 2017, as such participants in the offering will be entitled to receive such dividend when paid if they continue to hold the shares purchased in this offering on June 15, 2017.

As part of our capital preservation initiatives, our board of directors intends to reduce our quarterly cash dividend on our common stock to $0.01 per share beginning in the third quarter of 2017. The amount of future dividends, if any, will be determined by our board of directors and will depend on our earnings, financial condition and other factors considered by the board of directors to be relevant. In addition, the payment of cash dividends on the common stock will depend upon the ability of the Bank to declare and pay dividends to us. The Bank’s ability to pay dividends will depend primarily upon its earnings, financial condition, and need for funds, as well as applicable governmental policies. Even if we have earnings in an amount sufficient to pay dividends, the Bank’s board of directors may determine to retain earnings for the purpose of funding growth.
There are various legal limitations with respect to the Bank’s ability to pay dividends to us and our ability to pay dividends to shareholders. Under the Louisiana law, we may not pay a dividend if  (i) we are insolvent or would thereby be made insolvent, or (ii) the declaration or payment thereof would be contrary to any restrictions contained in our articles of incorporation. Under federal banking law, the prior approval of the Federal Reserve Board and the OCC may be required in certain circumstances prior to the payment of dividends by us or the Bank. A national bank may generally declare a dividend, without approval from the OCC, in an amount equal to its year-to-date net income plus the prior two years’ net income that is still available for dividend. The OCC has the authority to prohibit a national bank from paying dividends if such payment is deemed to be an unsafe or unsound practice. In addition, as a depository institution the deposits of which are insured by the FDIC, the Bank may not pay dividends or distribute any of its capital assets while it remains in default on any assessment due to the FDIC. The Bank currently is not in default under any of its obligations to the FDIC.
The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board has the authority to prohibit us from paying dividends if such payment is deemed to be an unsafe or unsound practice.
In addition, pursuant to the terms of our Series B Preferred Stock, Series C Preferred Stock, and the terms of our trust preferred securities, we are prohibited from paying dividends on our common stock during any period in which we have deferred interest payments on either the Series B Preferred Stock, Series C Preferred Stock or the trust preferred securities.
DESCRIPTION OF OUR CAPITAL STOCK
Our articles of incorporation authorize the issuance of capital stock consisting of 30,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, no par value per share. See “Description of Capital Stock” on page 11 of the accompanying prospectus and the information incorporated by reference therein for additional information regarding our capital stock.

UNDERWRITING
We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which Sandler O’Neill & Partners, L.P. (“Sandler” or the “underwriter”) is acting as sole underwriter. We have entered into an underwriting agreement with Sandler, dated June 8, 2017, with respect to the shares of common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the shares of common stock being offered by this prospectus supplement.
The underwriting agreement provides that the underwriter’s obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:
•
the representations and warranties made by us are true and agreements have been performed;

•
there is no material adverse change in the financial markets or in our business; and

•
we deliver customary closing documents.

Subject to these conditions, the underwriter is committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriter is not obligated to take or pay for the shares of our common stock covered by the underwriter’s purchase option described below, unless and until such option is exercised.
The shares of common stock are being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriter and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the purchase option described below.
Option to Purchase Additional Shares
We have granted the underwriter an option, exercisable no later than 30 days after the date of this prospectus supplement, which is dated the same date as the underwriting agreement, to purchase up to an additional 687,500 shares of our common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock.
Discounts and Expenses
The underwriter proposes to offer the shares of our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price, less a concession not in excess of  $0.3960 per share. After the public offering of the shares of our common stock, the underwriter may change the offering price, concessions and other selling terms.
The following table shows the per share and total underwriting discount that we will pay to the underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per share	Total Without Purchase Option Exercise	Total With Purchase Option Exercise
Public offering price	$12.00	$55,000,008	$63,250,008
Underwriting discounts payable by us	$0.660	$3,025,000	$3,478,750
Proceeds to us (before expenses)	$11.340	$51,975,008	$59,771,258
In addition to the underwriting discount, we will reimburse the underwriter for its reasonable out-of-pocket expenses incurred in connection with its engagement as underwriter, regardless of whether the offering is consummated, including, without limitation, all marketing and travel expenses and legal fees and expenses up to a maximum amount of  $200,000. We estimate that the total expenses of the offering, exclusive of the underwriting discounts and commissions, will be approximately $550,000, and are payable by us.
Indemnity
We and the Bank have agreed jointly and severally to indemnify the underwriter, and persons who control the underwriter, and the underwriter’s partners, directors, officers, employees and agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.
Lock-Up Agreements
We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock or any securities convertible into or exchangeable or exercisable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.
The restrictions described in the preceding paragraph will not apply with respect to: (1) the issuance by us of common stock to the underwriter pursuant to the underwriting agreement; (2) the issuance by us of shares of our common stock pursuant to the exercise of an option, warrant or convertible security outstanding on the date of the underwriting agreement and disclosed in the prospectus; (3) our issuance of shares of our common stock, or options to purchase our common stock, granted pursuant to existing employee benefit plans of the Company and disclosed in the prospectus, provided that such options shall not be vested and exercisable within the 90-day period from the date of the prospectus; (4) a bona fide gift or gifts by any of our executive officers or directors, provided that the donee or donees thereof agree to be bound in writing by the restrictions described in the preceding paragraph; (5) a transfer by any of our executive officers or directors to any trust or family limited partnership for the direct or indirect benefit of that executive officer or director or his or her immediate family, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions described in the preceding paragraph, and provided further that any such transfer shall not involve a disposition for value; (6) pursuant to the exercise by any of our executive officers or directors of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the underwriting agreement, where the common stock received upon any such exercise is held by the executive officer or director, individually or as fiduciary; or (7) with the prior written consent of Sandler. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, or to any entity in which that executive officer or director owns more than 50% of the voting securities, provided that the trustee of the trust or an authorized person of the entity, on behalf of the entity, agrees to be bound in writing by such restrictions and provided further that any such transfer shall not involve a disposition for value.

Sandler may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the foregoing shares and other securities from the foregoing restrictions.
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option described above. The underwriter may close out any covered short position by either exercising its option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the closing of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Our Relationship with the Underwriter
Sandler and some of its affiliates have performed and expect to continue to perform financial advisory and investment banking services for us from time to time in the ordinary course of their business, and have received, and may continue to receive, compensation for such services.
Our common stock is being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of certain legal matters by counsel for the underwriter and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.
The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the purchase option described above.

LEGAL MATTERS
The validity of the common stock will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia. Alston & Bird LLP, Atlanta, Georgia, will pass upon certain legal matters for the underwriter.
EXPERTS
The financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Shaleen B. Pellerin, Investor Relations, MidSouth Bancorp, Inc., 102 Versailles Boulevard, Versailles Center, Lafayette, Louisiana 70501, telephone (337) 593-3011 or from our Internet website at www.midsouthbank.com under the “Investor Relations” tab.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement from the documents listed below that we have previously filed with the SEC (File No. 001-11826). This means that we can disclose important information to you by referring you to another document without restating that information in this prospectus supplement. Any information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)
Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017;

(b)
Those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2017 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

(c)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 8, 2017;

(d)
Our Current Reports on Form 8-K filed with the SEC on January 31, 2017 (solely with respect to Items 5.02 and 8.01 therein), April 27, 2017 (solely with respect to Item 8.01 therein), May 2, 2017, May 24, 2017 (solely with respect to Item 5.07 therein) and May 31, 2017; and

(e)
Description of our common stock in our Registration Statement on Form S-3 filed with the SEC on August 20, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering will also be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus supplement from the date of their filing. These documents include periodic reports such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement is dated June 8, 2017. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

PROSPECTUS
$75,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Units
Warrants
Rights

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $75,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Our common stock is traded on the New York Stock Exchange under the symbol “MSL.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Investing in these securities involves risks. You should carefully review the information provided under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which information is incorporated by reference in this prospectus, and any additional description of risk factors that may be contained or incorporated by reference in this prospectus or in supplements to this prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in these securities. See “Risk Factors” on page 2 of this prospectus.

This prospectus is dated September 1, 2015.

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents
Unless the context requires otherwise, references to “MidSouth Bancorp, Inc.,” “MSL,” the “Company,” “we,” “our,” “ours” and “us” are to MidSouth Bancorp, Inc., together with its subsidiaries, including MidSouth Bank, N.A.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares representing interests in preferred stock, purchase contracts, units and warrants, in one or more offerings. In addition, we may offer to our existing shareholders subscription rights, which may or may not be transferable, to purchase other securities offered hereby. We may use the shelf registration statement to sell, in one or more offerings, up to $75,000,000 of any securities registered, in any combination in an offering amount. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s and our internet websites.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement and any such filings that we will make after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated herein or therein):
•
Annual Report on Form 10-K for the year ended December 31, 2014;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•
Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015;

•
Current Report on Form 8-K filed on January 27, 2015, April 28, 2015, May 21, 2015 and July 27, 2015, except to the extent any such information is deemed “furnished” in accordance with SEC rules; and

•
The description of MSL capital stock set forth in the registration statement on Form 8-A filed on September 19, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from us by contacting:
Shaleen B. Pellerin
Investor Relations
MidSouth Bancorp, Inc.
P.O. Box 3745
Lafayette, Louisiana 70502
(337) 237-8343
shaleen.pellerin@midsouthbank.com
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.
RISK FACTORS
Investing in the securities involves risk. Please see the “Risk Factors” section in MSL’s most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any subsequent MSL Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to MSL or that MSL currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that are considered “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “could,” “will,” “would,” “should,” “potential,” “forecast” and similar expressions are typically used to identify forward-looking statements. These statements include, among others, statements regarding:
•
future results;

•
changes in classified and criticized assets;

•
acquisition activity and the integration of operations from recently completed acquisitions;

•
changes in the local and national economy;

•
the work-out of nonaccrual loans; and

•
the impact of regulatory changes.

Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters:
•
changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels;

•
changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans;

•
increased competition for deposits and loans which could affect compositions, rates and terms;

•
changes in the levels of prepayments received on loans and investment securities that adversely affect the yield and value of the earning assets;

•
a deviation in actual experience from the underlying assumptions used to determine and establish our allowance for loan losses, which could result in greater than expected loan losses;

•
changes in the availability of funds resulting from reduced liquidity or increased costs;

•
the timing, ability to complete and the impact of proposed and/or future acquisitions, the success or failure of integrating acquired operations, and the ability to capitalize on growth opportunities upon entering new markets;

•
the timing, ability to complete and the impact of proposed and/or future efficiency initiatives;

•
the ability to acquire, operate, and maintain effective and efficient operating systems;

•
increased asset levels and changes in the composition of assets that would impact capital levels and regulatory capital ratios;

•
loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels;

•
legislative and regulatory changes, including the changes in the regulatory capital framework under the Federal Reserve Board’s Basel III regulatory capital reforms, the impact of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including the implementation of the Consumer Financial Protection Bureau and other changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverage;
•
regulations and restrictions resulting from our participation in government sponsored programs such as the U.S. Treasury’s Small Business Lending Fund (“SBLF”), including potential retroactive changes in such programs;

•
changes in accounting principles, policies, and guidelines applicable to financial holding companies and banking;

•
cybersecurity risk related to our dependence on internal computer systems as well as the technology of outside service providers that subject us to business disruptions or financial losses resulting from deliberate attacks or unintentional events;

•
acts of war, terrorism, cyber intrusion, weather, or other catastrophic events beyond our control; and

•
the ability to manage the risks involved in the foregoing.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
MIDSOUTH BANCORP, INC.
MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana with assets of  $1.9 billion as of June 30, 2015. Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. MidSouth Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals, and small and middle market businesses.
Additional corporate information about us is available at our website, www.midsouthbank.com. The information included on our website is not incorporated into this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “MSL.” Our main office is located at 102 Versailles Blvd., Lafayette, Louisiana 70501 and our telephone number is (337) 237-8343.

USE OF PROCEEDS
We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities. Our general corporate purposes may include:
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financing possible acquisitions of financial institutions;

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financing acquisitions of other businesses that are related to banking, or diversification into other banking-related businesses;

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extending credit to, or funding investments in, our subsidiaries;

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repurchasing our outstanding capital stock, including shares of our Series B Preferred Stock issued under the SBLF program; and

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repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise. We intend to use the net proceeds from sales of the securities in the manner and for the purpose set forth in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
Our ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preference dividends for the periods indicated is as follows:
	Year Ended December 31,					Six Months Ended June 30, 2015
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	12.55x	8.88x	8.71x	3.83x	4.50x	10.64x
Including interest on deposits	5.56x	4.11x	3.30x	1.87x	1.91x	4.30x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	9.62x	5.86x	4.61x	1.90x	2.78x	7.85x
Including interest on deposits	4.96x	3.41x	2.61x	1.43x	1.65x	3.84x
For purposes of calculating the ratios, earnings are the sum of income before taxes and fixed charges. Fixed charges consist of interest and debt expenses, excluding interest on deposits, and dividends on preferred stock; and in the second alternative above, including interest on deposits. Fixed charges also include the portion of rental expense deemed to represent interest and exclude interest on uncertain tax positions which are classified with the provision for income taxes in the consolidated financial statements.
DESCRIPTION OF DEBT SECURITIES
The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that we select to act as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Terms of the Securities
Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”
Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:
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the title of the securities;

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any limit on the aggregate principal amount of the securities;

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the priority of payments on the securities;

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the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

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the date or dates, or the method of determining the dates, on which the securities will mature;

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the interest rate or rates of the securities, or the method of determining those rates;

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the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

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whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

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any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable;

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any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

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any sinking fund or similar provisions applicable to the securities;

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any mandatory or optional redemption provisions applicable to the securities;

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the denomination or denominations in which securities are authorized to be issued;

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whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

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information with respect to book-entry procedures;

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whether any of the securities will be issued as original issue discount securities;

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each office or agency where securities may be presented for registration of transfer, exchange or conversion;

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the method of determining the amount of any payments on the securities which are linked to an index;

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if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

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if other than the trustee, the identity of the registrar and/or paying agent;

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any defeasance of certain obligations by us pertaining to the series of securities; and

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any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered; provided that no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of an indenture trustee shall have been consented to in writing by the trustee.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.
Acceleration of Maturity
If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.
You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of

$1,000 or an integral multiple of  $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.
We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.
The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.
Global Securities
The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.
The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.
Modification and Waiver
Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:
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change the stated maturity date of the security;

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reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

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change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

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impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

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reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

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modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

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adversely affect any rights of conversion;

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in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

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reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

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change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.
With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:
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to name a successor entity to us;

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to add to our covenants for the benefit of the holders of all or any series of securities;

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to add to the events of default;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

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to establish the form or terms of securities of any series and any related coupons;

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to provide for the acceptance of appointment by a successor trustee;

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to make provision for the conversion rights of the holders of the securities in certain events;

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to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

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to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act; or

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to make any other changes that apply only to debt securities to be issued thereafter.

Calculation of Outstanding Debt Securities
To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:
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In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

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Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions
Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:
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the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

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the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

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the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

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the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.
Transactions with the Trustee
We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.
Conversion Rights
The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.
Events of Default
The following will be events of default under the senior indenture with respect to the senior debt securities of a series:
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failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

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failure to pay principal of, or any premium on, any senior debt security of that series when due;

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failure to deposit any sinking fund payment for a senior debt security of that series when due;

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failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

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certain events in bankruptcy, insolvency or reorganization of us or MidSouth Bank, N.A.; and

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any other event of default regarding that series of senior debt securities.

Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or MidSouth Bank, N.A.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.
Subordination
The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.
The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of our senior debt, as more fully described in the applicable prospectus supplement.
If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:
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any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

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any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

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any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

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any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF capital STOCK
For purposes of this section, the terms “we,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries. The following is a brief description of our capital stock. This summary does not purport to be complete in all respects and is qualified by reference to the applicable provisions of the Louisiana Business Corporation Law, or the “LBCL,” and our Articles of Incorporation and By-laws. Copies of our Articles of Incorporation of and the By-laws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, no par value per share. As of June 30, 2015 we had 11,359,396 shares of common stock outstanding, 32,000 shares of Series B Preferred Stock outstanding and 91,696 shares of Series C Preferred Stock outstanding.
Common Stock
Voting Rights.   Each share of our common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of our common stock are not entitled to cumulate votes in the election of directors. Our Articles of Incorporation provide for three classes of directors, with one class to be elected at each annual meeting to serve for a three-year term.

Preemptive Rights.   Our common stock does not carry preemptive subscription rights.
Liquidation.   In the event of liquidation, dissolution or winding up of MidSouth, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.
Liability for Further Assessments.   Shareholders are not subject to further assessments on their shares of common stock.
Sinking Fund Provision.   Our common stock does not require that a separate capital reserve be maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.
Redemption or Conversion Rights.   The holders of our common stock do not have a right of redemption, which is the right to sell their shares back to us, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.
Dividends.   Each shareholder is entitled to receive dividends, if and when, declared by our board of directors out of legally available funds. Our primary source of funds for dividends is the dividends we receive from MidSouth Bank, N.A.; therefore, our ability to declare dividends is highly dependent upon future earnings, financial condition, and results of operation of MidSouth Bank, N.A. as well as applicable legal restrictions on MidSouth Bank N.A.’s ability to pay dividends and other relevant factors.
Listing.   Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “MSL.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Our board of directors, without further approval of the shareholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.
Series B Preferred Stock.   We have designated 32,000 shares of our preferred as Senior Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) with a liquidation value per share of  $1,000. All of the shares of Series B Preferred Stock were originally issued to the U.S. Treasury (“Treasury”) on August 25, 2011 in a transaction (the “SBLF Transaction”) under the SBLF.
Dividends Payable on Shares of Series B Preferred Stock.   Holders of shares of Series B Preferred Stock are entitled to receive, if, as and when declared by our board of directors out of assets legally available for payment, noncumulative quarterly cash dividends on the Series B Preferred Stock, payable in arrears. The dividend rate that we pay on the Series B Preferred Stock for a given quarterly dividend period is based on the extent in which our qualified small business lending (“QSBL”) increases during a quarter over a baseline QSBL level. Under the SBLF, “QSBL” is defined to include the following types of loans: (a) commercial and industrial loans; (b) owner-occupied nonfarm, nonresidential real estate loans; (c) loans to finance agricultural production and other loans to farmers; and (d) loans secured by farmland. Excluded from these types of loans, however, and therefore excluded from the calculation of QSBL, are (i) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million; (ii) loans to borrowers who have (or whose ultimate parent company has) more than $50 million in revenues during the most recent fiscal year ended as of the date of loan origination; (iii) the portion of any loans guaranteed by the U.S. Small Business Administration, any other U.S. Government agency or a U.S. Government-sponsored enterprise; and (iv) the portion of any loans for which the risk is assumed by a third party (e.g., the portion of loans that have been participated).
For each of the first ten quarterly dividend periods following the SBLF Transaction, the dividend we paid on the Series B Preferred Stock for such quarter was adjusted depending upon the extent of our increase in QSBL for the applicable quarter over the QSBL baseline level. The dividend rate was set at 1.00% for the fourth quarter of 2013 due to attaining the target 10% growth rate in QSBL during the second quarter of 2013. Beginning in February 2016, the dividend rate will increase to 9% per annum until all of the Series B Preferred Stock has been fully redeemed.
Dividends on the Series B Preferred Stock are non-cumulative. If we determine to not pay any dividend or a full dividend with respect to the Series B Preferred Stock, we are required to provide written notice to the holders of the Series B Preferred Stock of our rationale for not declaring dividends.
Priority of Dividends; Consequences of Missed Dividends.   With respect to the payment of dividends, the Series B Preferred Stock will rank senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred stock (“junior stock”), and will rank at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred Stock (“parity stock”).
If we miss any of our quarterly dividend payment obligations on the Series B Preferred Stock, then we would be required to provide written notice to the holders of the Series B Preferred Stock stating the rationale of the board of directors’ decision for not declaring the dividend, and we would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding parity stock or on any outstanding junior stock. After the fourth missed dividend payment, whether or not consecutive, if the Company was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then the board would be required to certify, in writing, that the Company used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the board’s fiduciary obligations.
If we miss five or six quarterly dividend payment obligations, the holders of the Series B Preferred Stock would have the right to select a representative to serve as an observer on our board of directors or the right, voting as a single class, to elect two directors to fill newly-created directorships on our board of directors, respectively. For additional information, please see “— Voting Rights.”
Restrictions on Dividends.   So long as the Series B Preferred Stock remains outstanding, we may declare and pay dividends on our junior stock and parity stock only if, after giving effect to the dividend, our Tier 1capital would be equal to or greater than the “Tier 1 Dividend Threshold” (as defined in our Articles of Incorporation).
Redemption of Series B Preferred Stock; Restrictions on Redemption.   Subject to approval by our federal banking regulators, the Series B Preferred Stock may be redeemed at our option at any time. The per share redemption price for shares of Series B Preferred Stock shall be equal to the sum of the liquidation amount per share ($1,000), the per-share amount of any unpaid dividends for the current quarterly dividend period, and the pro rata amount of lending incentive fees for the current quarterly dividend period, if any. We may decide to redeem all of the outstanding Series B Preferred Stock or a portion of the outstanding Series B Preferred Stock not less than 25% of the initial aggregate liquidation value of the Series B Preferred Stock. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series B Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Series B Preferred Stock do not have any right to require redemption or repurchase of any shares of Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, we may repurchase or redeem shares of our capital stock only if our Tier 1 capital will remain equal to or greater than the Tier 1 Dividend Threshold (as such is defined in the Series B Designation) after such repurchase or redemption, and dividends on all outstanding shares of Series B Preferred Stock for the most recent quarterly dividend period have been or are contemporaneously declared and paid. If a dividend is not declared and paid on the Series B Preferred Stock with respect to any quarterly dividend period, then for the next three quarters thereafter we may not redeem, purchase or acquire any shares of junior stock or parity stock, or any other of our capital stock, equity securities or trust preferred securities then outstanding, subject to certain limited exceptions.
Conversion.   The holders of Series B Preferred Stock do not have any right to exchange or convert such shares into any other securities.
Voting Rights.   In general, the holders of the Series B Preferred Stock do not have any voting rights except as set forth in the terms of the Series B Preferred Stock or as otherwise required by law.
If we have not declared and paid in full dividends for an aggregate of five quarters, whether or not consecutive, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, may appoint a representative to serve as an observer on the board. Such right would continue until we had made full dividend payments for four consecutive quarters thereafter. If we have not declared and paid in full dividends for an aggregate of six quarters, and the aggregate liquidation preference of the outstanding shares of Series B Preferred Stock is greater than $25,000,000, the authorized number of directors on our board of directors shall automatically increase by two and the holders of the Series B Preferred Stock, voting as a single class, shall have the right to elect two directors to fill such newly created directorships. Such directors would be elected at each of our annual meetings held until we had made full dividend payments for four consecutive quarters. If extinguished by four consecutive timely dividend payments, the rights to appoint board observers and elect directors shall revest in the holders of the Series B Preferred Stock upon each subsequent missed quarterly dividend payment.
With regard to certain other matters, the approval of the Series B Preferred stock, given in the form of (a) consent of Treasury if Treasury holds any shares of Series B Preferred Stock or (b) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, is required for effecting or validating (i) any amendment or alteration of our Articles of Incorporation to authorize, create or issue any shares (or any security convertible into any shares) of any equity security ranking senior to the Series B Preferred Stock with respect to the payment of dividends or distribution of assets in the event of a liquidation, dissolution or winding up; (ii) any change to our Articles of Incorporation that would adversely affect the rights, privileges or voting powers of the Series B Preferred Stock; (iii) any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, subject to certain enumerated exceptions; and (iv) any sale of all or substantially all of our assets if the Series B Preferred Stock will not be contemporaneously redeemed.
Preemptive Rights.   The Series B Preferred Stock does not have preemptive rights as to any of our securities, or any warrants, rights or options to acquire any of our securities.
Liquidation Rights.   In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock, out of our assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $1,000 per share, and the amount of any accrued and unpaid dividends on each share. Holders of Series B Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of our common stock and any other stock ranking junior to the Series B Preferred Stock. If in any distribution described above our assets are not sufficient to pay in full the amounts payable with respect to the outstanding shares of Series B Preferred Stock and any outstanding shares of parity stock, holders of the Series B Preferred Stock and parity stock would share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

For purposes of the liquidation rights of the Series B Preferred Stock, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
Liability for Further Assessments.   Shareholders are not subject to further assessments on their shares of the Series B Preferred Stock.
Series C Preferred Stock.   We have designated 100,000 shares of 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (“Series C Preferred Stock”) with a liquidation value per share of $100.00. All of the outstanding shares of Series C Preferred Stock were originally issued to shareholders of PSB Financial Corporation (“PSB”), the holding company of The Peoples State Bank, on December 28, 2012 in connection with our acquisition of PSB.
Dividends Payable on Shares of Series C Preferred Stock.   Holders of shares of Series C Preferred Stock are entitled to receive, if, as and when declared by our board of directors out of assets legally available for payment, noncumulative quarterly cash dividends on the Series C Preferred Stock at the rate of 4.00% per annum, payable in arrears.
Priority of Dividends.   With respect to the payment of dividends, the Series C Preferred Stock ranks on a parity with the Series B Preferred Stock and senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred stock and will rank at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock.
Redemption of Series C Preferred Stock; Restrictions on Redemption.   Subject to regulatory approval, the Series C Preferred Stock may be redeemed beginning on or after December 28, 2017, at a per share redemption price equal to the sum of the liquidation amount per share, plus the per-share amount of declared but unpaid dividends, if any. We may also redeem the Series C Preferred Stock, subject to regulatory approval, at the same redemption price prior to December 28, 2017, in the event the Series C Preferred Stock no longer qualifies for “Tier 1 Capital” treatment by the applicable federal banking regulators.
The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series C Preferred Stock do not have any right to require redemption or repurchase of any shares of Series C Preferred Stock.
Conversion.   The holders of Series C Preferred Stock have the right to convert the Series C Preferred Stock at any time into shares of our common stock at a conversion rate equal to the liquidation amount per share of the Series C Preferred Stock divided by the conversion price of  $18.00 per share, subject to customary antidilution adjustments. In addition, on or after December 28, 2017, we shall have the option to require conversion of the Series C Preferred Stock if the closing price of our common stock for 20 days within any period of 30 consecutive trading days exceeds 130% of the conversion price.
Voting Rights.   In general, the holders of the Series C Preferred Stock do not have any voting rights except as required by law.
Preemptive Rights.   The holders of the Series C Preferred Stock do not have preemptive rights as to any of our securities, or any warrants, rights or options to acquire any of our securities.
Liquidation Rights.   In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, out of our assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $100.00 per share, plus an amount equal to any authorized and declared but unpaid dividends on each share. Holders of Series C Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of our common stock and any other stock ranking junior to the Series C Preferred Stock. After payment of the full amount of such liquidating distributions, holders of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remains assets of, the Company.

For purposes of the liquidation rights of the Series C Preferred Stock, neither the consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of our property or business, will constitute a liquidation, dissolution or winding-up of our affairs.
Liability for Further Assessments. Shareholders are not subject to further assessments on their shares of Series C Preferred Stock.
Anti-Takeover Effects of Our Articles of Incorporation and By-laws and Certain Provisions of Louisiana Law
Our Articles of Incorporation and By-laws could delay, defer, or prevent a third party takeover, despite possible benefit to the shareholders, or otherwise adversely affect the price of our common stock. Our governing documents:
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permit directors to be removed by shareholders only for cause and only upon an 80% vote;

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require 80% of the voting power for shareholders to amend the By-laws, call a special meeting, or further amend the Articles of Incorporation, in each case if the proposed action was not approved by the board;

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authorize a class of preferred stock that may be issued in series with terms, including voting rights, established by the board without shareholder approval;

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authorize approximately 30 million shares of common stock and 5 million shares of preferred stock that may be issued by the board without shareholder approval;

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classify our board with staggered three year terms, preventing a change in a majority of the board at any annual meeting;

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require advance notice of proposed nominations for election to the board and business to be conducted at a shareholder meeting; and

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require 80% of the voting power for shareholders to approve business combinations not approved by the board.

These provisions would likely preclude a third party from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies thus created with its own nominees. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of the board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control. These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the board or the chairman of the board. Moreover, even in the absence of an attempted takeover, the provisions make it difficult for shareholders dissatisfied with the board to effect a change in the board’s composition, even at annual meetings.
Also, we are subject to the provisions of the LBCL, which provides that we may not engage in certain business combinations with an “interested shareholder” (generally defined as the holder of 10% or more of the voting shares) unless: (1) the transaction was approved by the board before the interested shareholder became an interested shareholder; or (2) the transaction was approved by at least two-thirds of the outstanding voting shares not beneficially owned by the interested shareholder and 80% of the total voting power; or (3) certain conditions relating to the price to be paid to the shareholders are met.
The LBCL also addresses certain transactions involving “control shares,” which are shares that would have voting power with respect to the Company within certain ranges of voting power. Control shares acquired in a control share acquisition have voting rights only to the extent granted by a resolution approved by our shareholders. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, shareholders of the issuing public corporation have dissenters’ rights as provided by the LBCL.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will: (1) describe the matters to be voted on; and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

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each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

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a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:
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we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

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we and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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we and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

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we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

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we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF PURCHASE CONTRACTS
We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.
Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.
DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
DESCRIPTION OF WARRANTS
For purposes of this section, the terms “we,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries.
General
We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
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the title of the warrants;

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the total number of warrants to be issued;

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the consideration for which we will issue the warrants, including the applicable currency or currencies;

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anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants will be in registered or bearer form;

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information with respect to book-entry registration and transfer procedures, if any;

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the minimum or maximum amount of warrants which may be exercised at any one time;

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the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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the date on and after which the warrants and securities issued with the warrants will be separately transferable;

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a discussion of material United States federal income tax considerations;

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the identity of the warrant agent; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF RIGHTS
For purpose of this section, the terms “we,” “our,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries.
We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our shareholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting, backstop purchase or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Holders of rights will have no rights as shareholders with respect to the shares of any of our equity securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
We will not be required to issue any person or group of persons any securities pursuant to a rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

PLAN OF DISTRIBUTION
We may sell securities offered under this prospectus:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the public offering price or the purchase price of the securities;

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the names of any underwriters, dealers or agents;

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the use of proceeds to us from the sale of the securities;

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any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers; and

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the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
With respect to the sale of securities under this prospectus and any applicable prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than 8%.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.
Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to notice of issuance.
Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
Porter Keadle Moore, LLC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Porter Keadle Moore, LLC’s reports, given on their authority as experts in accounting and auditing.

4,583,334 Shares
Common Stock

PROSPECTUS SUPPLEMENT
(To the Prospectus dated September 1, 2015)

June 8, 2017